EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 16, 2004 relating to the consolidated financial statements which appears in TIBCO Software Inc.’s Annual Report on Form 10-K for the year ended November 30, 2003.

/s/    PricewaterhouseCoopers LLP

San Jose, California

January 28, 2004